Exhibit 5.1

June 16, 2016

Rayonier Advanced Materials Inc.
1301 Riverplace Blvd., Suite 2300
Jacksonville, FL 32207

Rayonier Advanced Materials Inc.
Registration Statement on Form S-3
(filed June 16, 2016)

I am Senior Vice President, General Counsel and Corporate Secretary to Rayonier Advanced Materials Inc. (“RYAM”), a Delaware corporation (“RYAM”) and have acted as counsel to RYAM in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement (filed June 16, 2016) on Form S-3 (the “Registration Statement”). The Registration Statement relates to a total of up to 196,478 shares of RYAM’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Rayonier Advanced Materials Inc. Incentive Stock Plan (the “Plan”).
I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (i) the Certificate of Incorporation and Bylaws of RYAM, as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of RYAM; (iii) the Registration Statement; (iv) the Plan; and (v) such other certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.
As to any facts material to the opinions contained herein, I have made no independent investigation of such facts and have relied, to the extent that I deemed such reliance proper, upon certificates of public officials and officers or other representatives of RYAM.
In rendering the opinions set forth below, I have assumed that: (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of RYAM) any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (vii) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement; and (viii) at the time of any offering, sale or issuance of any shares of the Common Stock, that RYAM will have at least such number of shares of Common Stock authorized, created and, if appropriate, reserved for issuance.
Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that, upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.
The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or law).
I express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
My opinion above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 5.1

and the federal laws of the United States (except that I express no opinion with respect to any state securities laws or “blue sky” laws), and I do not express any opinion herein concerning any other law. I am licensed to practice law in the State of New York. I have not examined any laws, regulations or other governmental proceedings other than laws and regulations of general application I assume no, and hereby specifically disclaim any, obligation to supplement this opinion if any applicable law changes after the date of this opinion, or if I become aware of any facts that might change the opinions expressed above after the date of this opinion. The opinions set forth herein are limited to those expressly stated and no other opinions should be implied.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of Commission issued thereunder.

Very truly yours,

/s/ Michael R. Herman

Michael R. Herman
Senior Vice President, General Counsel and
Corporate Secretary
Rayonier Advanced Materials Inc.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com